UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 22, 2026

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 West Liberty Street, 12th Floor, Reno, Nevada 89501

(Address of principal executive offices, including zip code)

(775) 328-0100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The board of directors (the “Board”) of Caesars Entertainment, Inc., a Delaware corporation (“Caesars” or the “Company”), previously approved an Agreement and Plan of Merger, dated as of May 27, 2026 (as may be amended from time to time, the “Merger Agreement”), providing that Empire Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Fertitta Gaming Holdco, LLC, will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Fertitta Gaming Holdco, LLC (the “Merger”). If the Merger is consummated, each eligible share of Caesars’ common stock, par value $0.00001 per share (“Company Common Stock”), will be converted into the right to receive $31.00 in cash, plus, if the Merger has not been consummated by June 26, 2027, an additional amount equal to $0.007150 per share for each day during the period beginning on (and including) the first calendar day of the month following June 26, 2027 and ending on (and including) the day immediately before the closing of the Merger, in each case without interest and subject to applicable withholding taxes.

On September 22, 2026, a special meeting of stockholders of the Company was held at the Eldorado Resort & Casino, 345 North Virginia Street, Reno, Nevada 89501 (the “Special Meeting”). The Special Meeting was held in order to vote upon the following proposals set forth in the Company’s definitive proxy statement dated August 25, 2026 and filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2026 (the “Definitive Proxy”):

(1) To consider and vote on a proposal to adopt the Merger Agreement, providing that Empire Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Fertitta Gaming Holdco, LLC, will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Fertitta Gaming Holdco, LLC, which proposal we refer to as the “Merger Proposal.”

(2) To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the transactions contemplated by the Merger Agreement, which proposal we refer to as the “Advisory Merger-Related Compensation Proposal.”

(3) To consider and vote on a proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are insufficient votes at the Special Meeting to adopt the Merger Agreement, which proposal we refer to as the “Adjournment Proposal.”

As of the close of business on August 21, 2026, the record date for the Special Meeting, there were 203,780,124 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. Fractional voting amounts reflected in the inspector’s tabulation have been rounded to the nearest whole vote. Present at the Special Meeting, either in person or by proxy, were holders of 143,277,939 shares of Company Common Stock, representing 70.3% of the Company’s outstanding shares, which constituted a quorum.

The following is a summary of the matters voted on at the Special Meeting based on the final, certified report of the voting results by the independent inspector of elections. The Definitive Proxy contains a description of the following proposals considered at the Special Meeting.

Proposal 1: Merger Proposal

At the Special Meeting, the Company’s stockholders voted upon and approved the Merger Proposal. The votes on the Merger Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
133,313,001	4,276,986	5,687,952	0

The votes cast in favor of the Merger Proposal represented approximately 65.4% of the shares of Company Common Stock outstanding as of the record date.

Proposal 2: Advisory Merger-Related Compensation Proposal

At the Special Meeting, the Company’s stockholders voted upon and approved, on an advisory basis, the Advisory Merger-Related Compensation Proposal. The votes on the Advisory Merger-Related Compensation Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,682,915	9,485,566	6,109,458	0

Proposal 3: Adjournment Proposal

Because there were sufficient votes to approve the Merger Proposal, the Adjournment Proposal was rendered moot and was not presented at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT, INC.

Date: September 23, 2026	By:		/s/ Edmund L. Quatmann, Jr.
		Name:	Edmund L. Quatmann, Jr.
		Title:	Chief Legal Officer, Executive Vice President and Secretary